Exhibit 10.14

                             [LOGO OF CHAMPIONLYTE]

2999 NE 191st Aventura, FL 33180 Phone: (561) 394-8881 Fax: (561) 394-8288

Mr. Andre Dawson
6770 SW 101st Street
Miami, FL 33156

Dear Mr. Dawson:

This agreement, dated May 20, 2003, is to serve as a letter of intent between ChampionLyte Beverages, Inc. ("ChampionLyte" or "the Company") and Andre Dawson ("Dawson"), with respect to the personal service of Dawson.

Whereas ChampionLyte wishes to retain Dawson, a retired Professional Baseball Player, to represent the ChampionLyte products, the following outlines the agreed terms of that agreement:

1. SERVICES- Dawson agrees to provide his endorsement to ChampionLyte's products whereby the Company may use Dawson's likeness, voice or performance, and biographical material solely for the purpose of advertising and promoting ChampionLyte's products. Any use of National Baseball League logos or trademarks, are strictly prohibited.

         Dawson   will  be   available  for  print,   radio,   and   television
         photography/video sessions twice per year. Additionally, ChampionLyte shall be entitled to a minimum of 6 promotional days each year. This would include press conferences, major trade show appearances, and business trips to promote a major sale, as well as any consumer appearances. (This would include any autograph sessions, and time spent with winners of promotional events.)

         All scheduling of said appearances will be considerate of Dawson's time and availability. All advertising material/media and press releases will be cleared with Dawson or his agent prior to release. ChampionLyte will provide all transportation and lodging costs associated with any such travel.

2. TERM- The duration of this agreement shall be a period of one year from the date hereof. It is also understood that for the duration of the said period, Dawson will not engage in a similar arrangement involving any parties, companies or products considered to be of a competing nature.

3. COMPENSATION- In consideration of the obligations set forth in paragraph 1, ChampionLyte agrees to pay Dawson 100,000 unrestricted common shares of ChampionLyte. The first payment of 50,OOO will be made within seven days of the date of this agreement. The second 50,000 shall be issued on the six-month anniversary of the agreement.

If the following accurately sets forth your understanding, please sign below and return.

CHAMPIONLYTE BEVERAGES, INC.

BY: /s/ David Goldberg
    -----------------------------------
PRINT:  DAVID GOLDBERG
      ---------------------------------
DATE:   5/20/03
      ---------------------------------


ANDRE DAWSON

BY: /s/ Andre Dawson
    -----------------------------------
PRINT:  ANDRE DAWSON
      ---------------------------------
DATE:   5/29/03
      ---------------------------------